EXHIBIT 99.1

For Immediate Release

November 4, 2026

FrontView REIT Announces Third Quarter 2026 Results

Dallas, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company”, “FrontView”, “we”, “our”, or “us”), today announced its operating results for the quarter ended September 30, 2026.

MANAGEMENT COMMENTARY

“FrontView delivered AFFO per share of $0.33 and acquired 16 properties at a 7.6% cap rate during the quarter. Our size, granular portfolio and differentiated acquisition strategy provide structural advantages in a market with limited institutional competition. We continue to source high-quality real estate at increasingly attractive investment spreads, with acquisition yields expected to move higher in the fourth quarter. Combined with the organic growth potential embedded in our portfolio, these opportunities position FrontView to compound earnings and create long-term shareholder value. We intend to capitalize on this environment, maintain our acquisition momentum and expect to meet or exceed our full-year net investment guidance,” said Stephen Preston, Chairman and Chief Executive Officer of FrontView REIT.

THIRD QUARTER 2026 HIGHLIGHTS

•
Generated net income of $3.0 million, or $0.08 per share with funds from operations (“FFO”) of $7.4 million, or $0.25 per share and adjusted funds from operations (“AFFO”) of $9.7 million, or $0.33 per share.
•
Acquired 16 properties for $50.6 million at an average capitalization rate of 7.56% and a weighted average lease term of 6.4 years.
•
Sold 5 occupied properties for $17.1 million in gross proceeds with an average capitalization rate of 6.56% and a weighted average lease term of 6.4 years.
•
Strong liquidity with $174.0 million in capacity between cash and cash equivalents, availability under our revolving credit facility and undrawn Series A Convertible Preferred Stock.
•
Maintained strong operational performance, including 99.4% occupancy.
•
During the third quarter, we sold 9,373 shares of common stock on a forward basis under the Company’s at-the-market equity offering program at a weighted average gross price of $21.01 per share, generating gross proceeds of approximately $0.2 million. We issued and settled 1,699,165 shares of common stock that were sold on a forward basis under the Company's at-the-market equity offering program for proceeds of $32.7 million.
•
Lowered leverage with Net Debt to Annualized Adjusted EBITDAre falling to 5.0x, Adjusted Net Debt to Annualized Adjusted EBITDAre of 4.5x, and leverage ratio of 30.6%.
•
Paid a quarterly dividend per common share of $0.215 representing an AFFO per share payout ratio of 64.7%.

SUMMARIZED FINANCIAL RESULTS

The following table summarizes the Company's select financial results for the three and nine months ended September 30, 2026 and 2025:

	For the three months ended September 30,		For the nine months ended September 30,
(unaudited, in thousands, except shares, per share amounts and percentages)	2026	2025	2026	2025
Revenues	$18,628	$16,803	$54,818	$50,600

Net income (loss), including non-controlling interest	$2,989	$5,547	$4,906	$(320)
Earnings per share	$0.08	$0.19	$0.11	$(0.01)

FFO	$7,383	$6,866	$22,283	$20,015
FFO per share	$0.25	$0.25	$0.78	$0.72

AFFO	$9,718	$8,829	$28,604	$26,086
AFFO per share	$0.33	$0.32	$1.00	$0.94

Common stock dividend	$0.215	$0.215	$0.645	$0.645
AFFO payout ratio	64.7%	67.8%	64.5%	68.8%

Weighted average common shares outstanding, diluted	29,262,980	27,834,670	28,584,971	27,828,225

NET INVESTMENT ACTIVITY

The following table summarizes the Company’s investments and dispositions for the three and nine months ended September 30, 2026:

	For the three months ended September 30, 2026		For the nine months ended September 30, 2026
(unaudited, $ in thousands, except # of properties and percentages)	# of Properties	Amount	# of Properties	Amount
Investments	16	$50,593	43	$142,636
Less: dispositions	5	17,125	20	49,667
Investment activity	11	$33,468	23	$92,968

Investment activity
Cash yield		7.56%		7.45%
Economic yield		7.73%		7.61%
Investment grade (1)		28.5%		27.0%
Average annual escalators		1.4%		1.4%
Weighted average lease term (years)		6.4		7.5

Disposition activity
Cash yield		6.56%		6.88%
Weighted average lease term (years)		6.4		8.3
(1)
Includes Giant Eagle, which entered into an agreement to be acquired by Kroger, an IG tenant.

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio as of September 30, 2026:

September 30, 2026
Number of properties	327
Annualized base rent (000s)	$69,821
Gross real estate investment (000s)	$1,026,884
Average rent per square foot	$22.83
Rentable square feet (000s)	3,075
Number of concepts	172

Number of industries	16
Occupancy	99.4%
Weighted average lease term (years)	7.0
Investment grade %	33.5%

BALANCE SHEET AND LIQUIDITY

The following tables summarize the Company’s leverage, fixed charge coverage and liquidity as of September 30, 2026:

(unaudited) Leverage and Fixed Charge	September 30, 2026
Net Debt to Annualized Adjusted EBITDAre	5.0x
Adjusted Net Debt to Annualized Adjusted EBITDAre	4.5x
Fixed Charge Coverage Ratio	3.5x

(unaudited, $ in thousands) Liquidity	September 30, 2026
Cash and cash equivalents	$5,021
Undrawn revolving credit facility capacity	139,000
Undrawn Series A Convertible Preferred Stock	30,000
Total Liquidity	$174,021

DISTRIBUTIONS

On November 3, 2026, our board of directors authorized a quarterly dividend of $0.215 per common share and a quarterly distribution of $0.215 per OP unit, each payable in cash on January 15, 2027, to holders of record as of December 31, 2026.

On November 3, 2026, our board of directors authorized a regular quarterly dividend on the Series A Convertible Preferred Stock, payable in cash on January 15, 2027, to holders of record as of December 31, 2026. As of November 3, 2026, 383,333 shares of Series A Convertible Preferred Stock were issued and outstanding.

PROMOTION ANNOUNCEMENT

On November 3, 2026, our board of directors promoted Pierre Revol, our Chief Financial Officer, Treasurer, and Secretary, to become a President of the Company, effective November 3, 2026. Following his promotion, Mr. Revol’s title is President, Chief Financial Officer, Treasurer and Secretary.

2026 GUIDANCE

The Company is maintaining its full year 2026 AFFO per share guidance range of $1.32 to $1.34 and its net investment activity of approximately $120.0 million.

The Company's 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

We do not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO per share to earnings per share attributable to common stockholders computed in accordance with GAAP, because we are unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of our ongoing operations, including, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods.

CONFERENCE CALL AND WEBCAST

The Company will host its third quarter earnings conference call and audio webcast on Thursday, November 5, 2026, at 10:00 a.m. Central Time.

To access the live webcast, which will be available in listen-only mode, please visit:https://events.q4inc.com/attendee/972759351. If you prefer to listen via phone, U.S. participants may dial: 1-833-461-5787 (toll-free) or 1-585-542-9983, conference ID 972759351.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call via the web, which will be available for one year, please visit: investor.frontviewreit.com.

About FrontView REIT, Inc.

FrontView is an internally managed net-lease real estate investment trust (“REIT”) focused on acquiring, owning, and managing properties with frontage that are leased to a diversified tenant base. Our real estate-first investment strategy is centered around highly visible properties in prominent retail corridors with strong underlying real estate fundamentals. We target properties along high-traffic roads that offer strong consumer visibility and adaptable building formats capable of supporting various businesses over time.

As of September 30, 2026, FrontView owned a diversified portfolio of 327 direct frontage properties across 36 U.S. states, leased primarily to service and necessity based tenants across 16 industries, including medical and dental providers, quick-service and casual dining restaurants, financial institutions, cellular retailers, automotive related, fitness, and general retail along with several other diversified industries.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2026 guidance, our ability to draw on the Series A Convertible Preferred Stock, to execute our business and acquisition strategies, or to complete the sale and disposition of our investment pipeline on favorable terms, if at all, involve known and unknown risks and uncertainties, which may cause the Company’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to fluctuations in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which the Company filed with the SEC on February 25, 2026, and which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Adjusted Net Operating Income (“NOI”), Annualized Adjusted NOI, Adjusted Cash NOI, Annualized Adjusted Cash NOI, Net Debt, Adjusted Net Debt and Fixed Charge Coverage Ratio.

These non-GAAP financial measures should not be considered alternatives to net income as a performance measure or to cash flows from operations as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Company Contact

investorrelations@frontviewreit.com

FRONTVIEW REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Real estate held for investment, at cost
Land	$367,296	$329,478
Buildings and improvements	478,257	417,393
Total real estate held for investment, at cost	845,553	746,871
Less: accumulated depreciation	(58,167)	(48,204)
Real estate held for investment, net	787,386	698,667
Assets held for sale	5,009	12,493
Mortgage loans receivable	10,312	10,324
Cash and cash equivalents	5,021	13,518
Investment in unconsolidated entity	2,689	—
Intangible lease assets, net	99,929	99,489
Other assets	21,879	19,952
Total assets	$932,225	$854,443
LIABILITIES AND EQUITY
Liabilities
Debt, net	$310,284	$314,251
Intangible lease liabilities, net	13,650	14,474
Accounts payable and accrued liabilities	29,028	32,494
Total liabilities	352,962	361,219
Equity
FrontView REIT, Inc. equity
Series A Convertible Preferred Stock, $0.01 par value 750,000 shares authorized, 383,333 shares issued and outstanding as of September 30, 2026 (liquidation preference $38,333)	4	—
Common stock, $0.01 par value 450,000,000 shares authorized, 26,627,909 and 22,111,165 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	266	221
Additional paid-in capital	540,021	420,024
Accumulated deficit	(40,736)	(28,149)
Accumulated other comprehensive income (loss)	4,327	(901)
Total FrontView REIT, Inc. equity	503,882	391,195
Non-controlling interests	75,381	102,029
Total equity	579,263	493,224
Total liabilities and equity	$932,225	$854,443

FRONTVIEW REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Revenues
Rental revenues	$18,400	$16,647	$54,185	$50,436
Interest income on mortgage loans	228	156	633	164
Total revenues	18,628	16,803	54,818	50,600
Operating expenses
Depreciation and amortization	8,428	7,351	24,329	24,622
Property operating expenses	2,130	2,209	6,733	7,299
General and administrative expenses	4,211	3,112	11,669	9,230
Total operating expenses	14,769	12,672	42,731	41,151
Other expenses (income)
Interest expense	4,429	4,564	12,833	13,708
Gain on sale of real estate	(3,681)	(7,583)	(6,906)	(9,244)
Impairment loss	—	1,551	968	4,957
Loss from unconsolidated entity	13	—	13	—
Income taxes	109	52	273	348
Total other expenses (income)	870	(1,416)	7,181	9,769
Net income (loss)	2,989	5,547	4,906	(320)
Net income (loss) attributable to non-controlling interests	458	1,532	823	(601)
Net income attributable to FrontView REIT, Inc.	2,531	4,015	4,083	281
Series A Convertible Preferred Stock dividends	(381)	—	(1,042)	—
Net income attributable to common stockholders	$2,150	$4,015	$3,041	$281
Weighted average number of common shares outstanding used in earnings per share
Basic	24,547,878	20,723,471	23,226,505	19,071,703
Diluted	24,842,031	20,723,471	23,550,584	19,071,703

Earnings per share attributable to common stockholders
Basic	$0.08	$0.19	$0.11	$(0.01)
Diluted	$0.08	$0.19	$0.11	$(0.01)

Reconciliation of Non-GAAP Measures

The following is a reconciliation of net income (loss) (which is the most comparable GAAP measure) to FFO and AFFO:

	For the three months ended September 30,		For the nine months ended September 30,
(unaudited, in thousands, except share, per share amounts and percentages)	2026	2025	2026	2025
Net income (loss)	$2,989	$5,547	$4,906	$(320)
Less: Series A Convertible Preferred Stock dividends	(381)	—	(1,042)	—
Net income (loss) attributable to OP common unitholders	2,608	5,547	3,864	(320)
Depreciation and amortization (1)	8,428	7,351	24,329	24,622
Depreciation and amortization from unconsolidated entity	28	—	28	—
Gain on sale of real estate	(3,681)	(7,583)	(6,906)	(9,244)
Impairment loss	—	1,551	968	4,957
Funds from Operations (“FFO”)	$7,383	$6,866	$22,283	$20,015
Straight-line rent adjustments	(332)	(52)	(788)	(460)
Amortization of financing transaction and discount costs	404	404	1,199	1,199
Amortization of financing transaction costs from unconsolidated entity	4	—	4	—
Amortization of above/below market lease intangibles (2)	734	652	1,812	2,304
Stock-based compensation	1,128	750	3,254	1,565
Adjustment for structuring and public company readiness costs	—	50	—	340
Other non-recurring expenses (3)	397	159	840	1,123
Adjusted Funds from Operations (“AFFO”)	$9,718	$8,829	$28,604	$26,086

FFO per share	$0.25	$0.25	$0.78	$0.72
AFFO per share	$0.33	$0.32	$1.00	$0.94

Dividends per share	$0.215	$0.215	$0.645	$0.645
Dividends per share as a percentage of AFFO	64.7%	67.8%	64.5%	68.8%

Weighted average common shares outstanding, basic	24,547,878	20,723,471	23,226,505	19,071,703
Weighted average operating partnership units outstanding	4,507,913	7,111,199	5,124,273	8,756,522
Unvested restricted stock units and LTIP units (4)	207,189	—	234,193	—
Weighted average common shares outstanding, diluted (5)	29,262,980	27,834,670	28,584,971	27,828,225

(1)
Includes write-offs of intangibles of $0.3 million for the three months ended September 30, 2026, and $0.9 million and $1.6 million for the nine months ended September 30, 2026 and 2025, respectively.
(2)
Includes write-offs of $0.1 million for the three months ended September 30, 2026 and $0.4 million for the nine months ended September 30, 2025.
(3)
Other non-recurring expenses include one-time expenses, deal pursuit costs and other non-recurring items.
(4)
Excludes unvested performance based LTIP awards that are contingently issuable.
(5)
Represents weighted average common shares outstanding, diluted, excluding any shares issuable upon conversion of the Company's Series A Convertible Preferred Stock.

FFO is computed in accordance with the definition adopted by Nareit: net income (loss) excluding real estate depreciation and amortization, gains (losses) on sales of depreciated real estate, gains and losses from change in control, and impairments of depreciated real estate. FFO is widely used by REITs because real estate depreciation assumes property values decline predictably over time, while real estate values have historically risen or fallen with market conditions.

AFFO is FFO further adjusted to exclude non-cash revenues and expenses and items we do not consider part of our ongoing operations: straight-line rent, amortization of above/below-market lease intangibles, amortization of debt issuance costs, non-cash stock-based compensation, structuring and public company readiness costs, and other non-recurring expenses such as deal pursuit costs. Because our leases have contractual rent escalations and generally no significant free-rent periods, we believe AFFO better reflects the recurring cash earnings generated by our portfolio and our capacity to pay dividends. Adjustments for the unconsolidated entity are calculated on the same basis.

We believe FFO and AFFO help investors compare our operating performance across periods and with other REITs. They should not be considered alternatives to net income or cash flows from operating activities and may not be comparable to similarly titled measures of other REITs.

The following is a reconciliation of net income (which is the most comparable GAAP measure) to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted NOI and Adjusted Cash NOI:

(unaudited, in thousands)	For the three months ended September 30, 2026
Net income	$2,989
Depreciation and amortization (1)	8,868
Depreciation and amortization from unconsolidated entity	28
Interest expense	4,429
Interest expense from unconsolidated entity	43
Income taxes	109
EBITDA	$16,466
Gain on sale of real estate	(3,681)
EBITDAre	$12,785
Adjustments:
Current period investment activity (2)	751
Current period disposition activity (2)	(159)
Non-cash compensation expense	1,128
Exclude non-recurring expenses (3)	397
Exclude write-offs of non-cash items	460
Adjusted EBITDAre	$15,362
General and administrative, net of non-recurring	2,687
Adjustments for unconsolidated entity (4)	(104)
Adjusted Net Operating Income (“NOI”)	$17,945
Straight-line rental revenue, net	(536)
Adjusted Cash NOI	$17,409

Annualized Adjusted EBITDAre	$61,448
Annualized Adjusted NOI	$71,780
Annualized Adjusted Cash NOI	$69,636

(1)
Includes amortization of above/below market lease intangibles of $0.7 million and excludes write-offs of intangibles of $0.3 million.
(2)
Reflects an adjustment to give effect to all investments and dispositions during the quarter as if they had been acquired or disposed as of the beginning of the period.
(3)
Reflects an adjustment to exclude non-recurring expenses including one-time expenses, deal pursuit costs and other non-recurring items.
(4)
Removes the impact of investment in unconsolidated entity for the period.

EBITDA is net income before interest, income taxes and depreciation and amortization; EBITDAre, as defined by Nareit, further excludes gains (losses) on sales of depreciable property and real estate impairments. The unconsolidated entity is reflected on the same basis. Adjusted EBITDAre further (i) reflects quarterly investments and dispositions as if completed on the first day of the quarter and excludes (ii) infrequent or unusual items, (iii) lease termination fees from certain of our tenants and (iv) non-cash stock-based compensation.

Annualized Adjusted EBITDAre is quarterly Adjusted EBITDAre multiplied by four. We believe these measures are useful indicators of operating performance and current run rate; they are not alternatives to net income or operating cash flows, may not be comparable to other companies’ measures, and actual results may differ from annualized amounts.

Adjusted NOI is Adjusted EBITDAre excluding general and administrative expenses and adjustments for the unconsolidated entity. Adjusted Cash NOI is Adjusted NOI further adjusted for non-cash revenue items, including straight-line rent and other amortization.

Annualized Adjusted NOI and Annualized Adjusted Cash NOI are the applicable quarterly amounts multiplied by four. We believe these measures are useful because they reflect only property-level income and expenses, and the annualized measures provide a meaningful estimate of our current run rate given our long-term net leases. These measures should not be considered alternatives to net income or cash flows from operating activities, may not be comparable to similarly titled measures of other companies, and actual results may differ significantly from annualized amounts.

The following table reconciles total debt (which is the most comparable GAAP measure) to Net Debt and Adjusted Net Debt, and presents the ratios of Net Debt to Annualized Adjusted EBITDAre and Adjusted Net Debt to Annualized Adjusted EBITDAre:

(unaudited, in thousands)	As of September 30, 2026
Debt
Term Loan	$200,000
Revolving Credit Facility	111,000
Gross Debt	311,000
Cash and cash equivalents	(5,021)
Net Debt	$305,979
Net value of undrawn Series A Convertible Preferred Stock	(30,000)
Adjusted Net Debt	$275,979

(unaudited) Leverage	As of September 30, 2026
Net Debt to Annualized Adjusted EBITDAre	5.0x
Adjusted Net Debt to Annualized Adjusted EBITDAre	4.5x

Net Debt is a non-GAAP financial measure. We define Net Debt as our Gross Debt less cash and cash equivalents. We then adjust Net Debt by the undrawn Series A Convertible Preferred Stock and unsettled forward equity to derive Adjusted Net Debt. The ratios of Net Debt to Annualized Adjusted EBITDAre and Adjusted Net Debt to Annualized Adjusted EBITDAre represent Net Debt and Adjusted Net Debt as of the end of the applicable period divided by Annualized Adjusted EBITDAre for the period, respectively. We believe that these ratios are useful to investors and analysts because they provide information about Gross Debt less cash and cash equivalents as well as Gross Debt less cash and cash equivalents, undrawn Series A Convertible Preferred Stock and unsettled forward equity, which could be useful to repay debt.

The following table summarizes our fixed charges, and presents Annualized Fixed Charges to Annualized Adjusted EBITDAre:

(unaudited, in thousands)	For the three months ended September 30, 2026
Interest expense	$4,429
Interest expense from unconsolidated entity	43
Non-cash interest	(404)
Non-cash interest from unconsolidated entity	(4)
Preferred dividends	381
Fixed charges	$4,445
Annualized Fixed Charges	17,780
Fixed Charge Coverage Ratio	3.5x

The Fixed Charge Coverage Ratio is Annualized Adjusted EBITDAre divided by Annualized Fixed Charges. Fixed charges are interest expense (excluding non-cash amortization of debt issuance costs, discounts and premiums), plus scheduled principal payments (excluding balloon payments), plus preferred dividends payable in cash, plus our share of the fixed charges of the unconsolidated entity.

Annualized Fixed Charges are quarterly fixed charges multiplied by four and may differ significantly from actual future amounts. We believe this ratio is useful to investors in evaluating our ability to service our obligations and obtain financing.